EXHIBIT C
                                                                         ANNEX I
MAIL TO: SECRETARY OF STATE
CORPORATIONS SECTION
PLEASE INCLUDE A TYPED
SELF-ADDRESSED ENVELOPE

                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                               FAX (303) 894-2242

MUST BE TYPED

FILING FEE: $25.00
MUST SUBMIT TWO COPIES


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                     OF INTERNET COMMUNICATIONS CORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is INTERNET COMMUNICATIONS CORPORATION

SECOND: The following amendment to the Articles of Incorporation was adopted August 5, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

            [ ] No shares have been issued or Directors Elected - Action by Incorporators

            [ ] No shares have been issued but Directors Elected - Action by Directors

            [X] Such amendment was adopted by the board of directors where shares have been issued.

            [ ] Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: The following section shall be added to the end of Section 2 of Article
IV:

         (b) SERIES B PREFERRED STOCK. The Board of Directors by resolution has designated 24,000 of the shares of Preferred Stock "Series B Preferred Stock" (the "Series B Preferred"). The relative rights, preferences, privileges, and restrictions granted to or imposed upon the Series B Preferred or the holders thereof are as follows:

         (i)    DIVIDEND PREFERENCE.

         (A) When, as and if declared by the Board of Directors, the holders of Series B Preferred shall be entitled to receive, out of funds legally available therefor, dividends at an annual rate equal to $7.375 (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each outstanding share of Series B Preferred held by them, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock) and pari passu with the Series A Preferred Stock (the "Series A Preferred"). The dividends payable to the holders of the Series B Preferred shall accrue and be cumulative and shall not compound. Dividends shall be payable quarterly in arrears commencing December 31, 1999, in (i) cash or (ii) shares of Common Stock, as the Corporation shall elect. If all or any portion of a dividend payment is to be paid in Common Stock, the number of shares to be issued will be equal to the amount of the dividend (or portion thereof) divided by the Closing Price of the Common Stock on the dividend payment date. The "Closing Price" shall be the average last reported sales prices, regular way, per share of Common Stock on the preceding 10 trading days, or if no such sale takes place on any such day, the average of the closing bid and asked prices, regular way, for that day, in each case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange, or, if shares of such stock are not listed or admitted to trading on a national securities exchange, on the Nasdaq National Market or the Nasdaq Small Cap Market, as the case may be, or, if such last sales price or closing bid and asked prices are not so reported, the average of the closing bid and asked prices on the preceding 10 trading days as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for such purpose, or if no such prices are available, the fair market value of the Common Stock as determined in good faith by the Board of Directors.

         (ii)   LIQUIDATION PREFERENCE.

         (A) Each holder of Series B Preferred outstanding after the closing of a Liquidation Event (as defined below) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock and pari passu with the Series A Preferred, by reason of their ownership of such stock, the amount of $100.00 (the "Original Series B Issue Price") per share (as adjusted for combinations, consolidations, subdivisions, or stock splits with respect to such shares) for each share of Series B Preferred then held by such holder, plus an amount equal to all accrued and unpaid dividends on such shares of Series B Preferred (collectively, the "Series B Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series A Preferred and Series B Preferred shall be insufficient to permit the payment to such holders of the full Series B Preference and the amount due to the holders of Series A Preferred (the "Series A Preference"), then the entire assets and funds of the Corporation legally available for distribution to the holders of Series B Preferred shall be distributed ratably based on the total Series A Preference and Series B Preference due each such holder under this Section IV.2(b)(ii)(A) and Section IV.2(a)(ii)(A).

         (B) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or not, or the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Corporation, or the acquisition of this Corporation by another entity by means of consolidation, corporate reorganizations or merger, or other transaction or series of related transactions in which more than 50% of the outstanding voting power of this Corporation is disposed of for cash or other assets other than securities (each a "Liquidation Event"), distributions to the shareholders of the Corporation shall be made in the following manner:

         (1) After payment has been made to the holders of Series A Preferred and Series B Preferred of the full amounts to which they are entitled pursuant to paragraph (ii)(A) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably among the holders of Common Stock.

         (2) The value of securities and property paid or distributed pursuant to this Section IV.2(b)(ii)(B) shall be computed at fair market value at the time made available to shareholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

         (3) Nothing hereinabove set forth shall affect in any way the right of each holder of Series B Preferred to convert such shares at any time and from time to time into Common Stock in accordance with Section IV.2(b)(iv) hereof.

         (iii)  VOTING RIGHTS.

         (A) Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Series B Preferred shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Holders of Series B Preferred shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

         (iv)   CONVERSION.

         (A) OPTIONAL CONVERSION. Shares of Series B Preferred may be converted into shares of Common Stock, as follows:

         (1)    Subject  to and  upon  compliance  with the  provisions  of this
Section IV.2(b)(iv), at the option of the holder of such shares, shares of Series B Preferred or any portion thereof may be converted into shares of Common Stock ("Conversion Shares"), as said shares shall be constituted on the date on which such shares shall be surrendered for conversion and notice given in accordance with the provisions of this Section (the "Conversion Date"). The number of Conversion Shares to be received on conversions shall be the quotient of (A) the sum of the Original Series B Issue Price and all accrued and unpaid dividends on such share of Series B Preferred, accrued to the date of conversion, divided by (B) $2.9063 (the "Conversion Price").

         (2) In order to exercise the conversion privilege, the holder shall surrender such shares to the Corporation at its executive offices, together with the conversion notice in the form attached hereto as Exhibit A (or similar separate written notice) duly executed, and, if so required by the Corporation, accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or by its duly authorized attorney in writing. As promptly as practicable after the surrender of such shares for conversion as aforesaid, but in no event later than 30 days after surrender, the Corporation shall deliver at its executive office to such holder, or on its written order, a certificate or certificates for the number of Conversion Shares deliverable upon such conversion and a check or cash in amount equal to any unconverted fractional share. Such conversion shall be deemed to have been effected on the date on which such notice shall have been received at said executive offices and such shares shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for Conversion Shares shall be deliverable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates are to be delivered as the record holder or holders thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date of such surrender.

         (3)   Notwithstanding   any  other  provision   hereof,   (A)  if  the
conversion is to be made in connection with a merger, acquisition, tender offer or other business combination, the exercise of the conversion privilege may at the election of the holder be conditioned upon the conclusion of such transaction, in which case such exercise shall not be deemed to be effective until the conclusion of such transaction and (B) if the issuance of any Conversion Shares is not exempt from the applicable requirements under the Hart-Scott-Rodino Act, the exercise of the conversion privilege shall be conditioned upon the compliance by the Corporation, the holder and all other persons with such requirements, in which case such exercise shall not be deemed to be effective until all such requirements are satisfied. The holder may by written notice withdraw any such exercise of such conversion privilege before the effectiveness thereof. Any such exercise or withdrawal shall not impair or otherwise affect the other rights and remedies of the holder permitted by law, equity or contract or as set forth herein.

         (B) CORPORATION'S RIGHT TO AUTOMATICALLY CONVERT. If at any time the Closing Price of the Corporation's Common Stock for 45 consecutive trading days is equal to or greater than $10.00, the Corporation shall thereafter have the right to automatically convert the Series B Preferred in accordance with the provisions of this Section IV.2(b)(iv).

         (C) FRACTIONAL INTERESTS. The Corporation shall not be required to deliver fractions of shares of Common Stock upon conversions of shares of Series B Preferred. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of shares of Series B Preferred, the Corporation shall make an adjustment therefor in cash equal to the Closing Price per share of the Common Stock on the Conversion Date.

         (D) MECHANICAL ADJUSTMENTS. The number of Conversion Shares issuable upon the conversion of shares of Series B Preferred and the Conversion Price shall be subject to adjustment from time to time, as follows:

         (1) If the Corporation shall at any time pay a dividend on its Common Stock in shares of its Common Stock (including, if applicable, shares of Common Stock held by the Corporation in treasury or by a Subsidiary (as defined below), subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or otherwise effect a reclassification or recapitalization of the Common Stock, then in each such case the number of Conversion Shares thereafter issuable upon conversion of shares of Series B Preferred shall be adjusted so that shares of Series B Preferred shall thereafter be convertible into the number of Conversion Shares equal to the number of shares of Common Stock which the holder would have held after the occurrence of any of the events described above had such shares of Series B Preferred been converted in full immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (i) shall become effective retroactively to the related record date in the case of a dividend and shall become effective on the related effective date in the case of a subdivision, combination, reclassification or recapitalization.

         (2) Except with respect to Permitted Issuances (as defined below), if the Corporation or a Subsidiary shall at any time issue or sell shares of Common Stock at a purchase price per share of Common Stock (the value of any consideration, if other than cash, to be determined in good faith by the Board of Directors) less than the Closing Price on the date the Corporation or such Subsidiary agrees to the issuance or sale (for the purpose of this paragraph
(2), the "Adjustment Date"), then in each such case, the number of Conversion Shares thereafter issuable upon conversion of shares of Series B Preferred after such Adjustment Date shall be determined by multiplying the number of Conversion

Shares issuable upon conversion of shares of Series B Preferred on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately before issuance or sale and the number of additional shares of Common Stock so issued or sold, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately before such issuance or sale and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at the Closing Price. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation or by a Subsidiary.

         (3) If the Corporation or a Subsidiary shall at any time issue or sell Derivative Securities (as defined below) providing for the purchase of shares of Common Stock upon the conversion, exchange or exercise thereof at a price per share of Common Stock (taking into account any consideration received by the Corporation upon the issuance or sale of such Derivative Securities and any additional consideration to be received upon the conversion, exchange or exercise thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors (the "Aggregate Derivative Consideration")) less than the Closing Price on the date the Corporation or such Subsidiary agrees to the issuance or sale (for the purpose of this paragraph
(3), the "Adjustment Date"), then in each such case, the number of Conversion Shares thereafter issuable upon conversion of the Series B Preferred after such Adjustment Date shall be determined by multiplying the number of Conversion Shares issuable upon conversion of shares of Series B Preferred on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock so offered for subscription or purchase upon the conversion, exchange or exercise of such Derivative Securities, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of shares of Common Stock which the Aggregate Derivative Consideration for the total number of shares so offered would purchase at the Closing Price. Such adjustment shall be made whenever any such Derivative Securities are issued, and shall become effective on the date of issuance retroactive to the Adjustment Date. If all the shares of Common Stock so offered for subscription or purchase are not delivered upon the final conversion, exchange or exercise of such Derivative Securities, then, upon the final conversion, exchange or exercise of such Derivative Securities, or the expiration, cancellation or other termination thereof, the number of Conversion Shares issuable upon conversion of shares of Series B Preferred shall thereafter be readjusted to the number of Conversion Shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the conversion, exchange or exercise of such Derivative Securities, or the expiration, cancellation or other termination thereof rather than upon the number of shares of Common Stock so offered for subscription or purchase. If the purchase price provided for in any Derivative Securities, the additional consideration, if any, payable upon the conversion, exchange or exercise of any Derivative Securities or the rate at which any Derivative Securities are convertible into or exchangeable or convertible into Common Stock shall change at any time (including, without limitation, at the time of or after such conversion, exchange or exercise), the number of Conversion Shares issuable upon conversion of shares of Series B Preferred in effect at the time of such change shall be readjusted to the number of Conversion Shares issuable upon conversion of shares of Series B Preferred which would have been in effect at such time had such Derivative Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, on the related Adjustment Date, and such readjustment shall become effective on the date of such change retroactive to the Adjustment Date; PROVIDED, that no such readjustment shall have the effect of decreasing the number of Conversion Shares issuable upon the conversion of shares of Series B Preferred by an amount in excess of the amount of the adjustment initially made with respect to the issuance or sale of the Derivative Securities. For the purposes of this paragraph (3), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation or by a Subsidiary.

         (4) If the Corporation shall at any time declare or pay a dividend or other distribution on its Common Stock other than (x) a stock dividend payable solely in shares of Common Stock or (y) a cash dividend paid out of current earnings (the value of any such dividend or other distribution, if other than cash, to be determined in good faith by the Board of Directors), then in each such case, the number of Conversion Shares thereafter issuable upon conversion of shares of Series B Preferred after the declaration date therefor (for the purpose of this paragraph (4), the "Adjustment Date") shall be determined by multiplying the number of Conversion Shares issuable upon conversion of shares of Series B Preferred on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock which the aggregate value of such dividend or distribution would purchase at such price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date. For the purposes of this paragraph (4), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation or by a Subsidiary.

         (5) In case of any capital reorganization or any reclassification (other than a change in par value) of the capital stock of the Corporation, or of any exchange or conversion of the Common Stock for or into securities of another corporation, or in case of the consolidation or merger of the Corporation with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or a Liquidation Event) or in case of any sale or conveyance of all or substantially all of the assets of the Corporation (other than a Liquidation Event), the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision such that shares of Series B Preferred shall thereafter be convertible into the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the shares of Common Stock equal to the number of Conversion Shares issuable upon conversion of shares of Series B Preferred immediately prior to the effective date of such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, assuming (1) such holder of Common Stock of the Corporation is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made as the case may be ("Constituent Entity"), or an affiliate of a Constituent Entity, and (2) such person failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of Conversion Shares issuable upon conversion of shares of Series B Preferred) shall thereafter be applicable, as near as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon conversion of shares of Series B Preferred.

         (6)    For the purposes of this Section IV.2(b)(iv)(D):

                                    (X) "DERIVATIVE SECURITIES" means securities
                convertible into or exchangeable or convertible into shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock, options for the purchase of, or calls, commitments or other claims of any character relating to, shares of Common Stock or any securities convertible into or exchangeable for any of the foregoing;

                                    (Y) "PERMITTED ISSUANCES" means the issuance
                of shares of Common Stock after the date hereof (x) pursuant to the exercise of options and warrants authorized on the date hereof, in each case in accordance with the terms thereof as of the date hereof and (y) pursuant to the conversion of shares of Series B Preferred and Series A Preferred; and

                                    (Z) "SUBSIDIARIES"  means any corporation or
                other entity in which the Corporation is entitled by virtue of its ownership of securities (or equivalent interests) to elect a majority of the directors (or persons performing equivalent functions).

         (7) If any shares of Common Stock or Derivative Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any shares of Common Stock or Derivative Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Corporation shall be the market price thereof as of the date of receipt. In case any shares of Common Stock or Derivative Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which the Corporation is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Derivative Securities, as the case may be. The fair value of any consideration other than cash or marketable securities shall be determined jointly by the Corporation and the holders of more than 50% of the outstanding shares of Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Corporation and such holders, whose determination shall be final and binding on the Corporation and the holders. The fees and expenses of such appraiser shall be paid by the Corporation.

         (8) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution on its Common Stock or (B) to subscribe for or purchase shares of Common Stock or Derivative Securities, then such record date shall be deemed to be the date of the payment or distribution of such dividend or other distribution or the date of issuance and sale of any shares of Common Stock deemed to have been issued or sold in connection thereto.

         (9) All calculations under this Section IV.2(b)(iv)(D) shall be made to the nearest share of Common Stock (with one-half being rounded upward)

         (10) Whenever the number of Conversion Shares issuable upon the conversion of shares of Series B Preferred is adjusted or readjusted pursuant to paragraphs (1) through (9), inclusive, above, the Conversion Price shall be adjusted or readjusted by multiplying the Conversion Price immediately prior to the related Adjustment Date by a fraction, the numerator of which shall be the number of Conversion Shares receivable upon the conversion of shares of Series B Preferred immediately preceding such Adjustment Date, and the denominator of which shall be the number of Conversion Shares so purchasable immediately thereafter; PROVIDED that no such readjustment pursuant to paragraph (3) above with respect to the conversion, exchange or exercise, or expiration, cancellation or other termination, of any Derivative Securities shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance or sale of such Derivative Securities.

         (11) If any event occurs of the type contemplated by the provisions of this Section IV.2(b)(iv)(D) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the number of Conversion Shares issuable upon conversion of shares of Series B Preferred and the Conversion Price so as to protect the rights of the holders of shares of Series B Preferred.

         (12) For the purpose of this Section IV.2(b)(iv)(D), the term "Shares of Common Stock" means (W) the class of stock designated as the Common Stock of the Corporation at the date hereof or (X) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraphs (1) through (4), inclusive, above, the holders of shares of Series B Preferred shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of shares of Series B Preferred and the Conversion Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained in paragraphs (1) through (4), inclusive, above, and the provisions of Sections IV.2(b)(iv)(D), (E), and (F), inclusive, with respect to the Conversion Shares, shall apply on like terms to any such other shares.

         (13) Notwithstanding anything herein to the contrary, there shall be no adjustment in the number of Conversion Shares or in the Conversion Price in respect of Permitted Issuances.

         (14) In case of any consolidation or merger of the Corporation with or into another entity (whether or not the Corporation is the surviving entity) or in case of any sale, transfer or lease of all or substantially all of the assets of the Corporation, the Corporation or such successor or purchasing entity, as the case may be, shall execute with the holders of shares of Series B Preferred an agreement that such holders shall have the right thereafter to receive upon conversion of shares of Series B Preferred the kind and amount of shares and other securities, cash and property that such holders would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer, lease or conveyance had their shares of Series B Preferred been converted in full immediately prior to such action, and if the successor or purchasing entity is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares or other securities and property so that upon conversion of shares of Series B Preferred, the holders thereof would have the same benefits they otherwise would have had if such successor or purchasing person were a corporation. Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraphs (1) through (13), inclusive, above. The provisions of this paragraph (14) shall similarly apply to successive consolidations, mergers, sales or conveyances.

         (E) TIME OF ADJUSTMENTS; MINIMUM ADJUSTMENTS. Each adjustment required by Section IV.2(b)(iv)(D) shall be effective as and when the event requiring such adjustment occurs. Notwithstanding the provisions of this Section IV.2(b)(iv)(E), no adjustment of less than one percent of the number of Conversion Shares shall be made until the earlier of (x) such time as the total of all previous adjustments that were less than one percent of the number of Conversion Shares shall equal three percent of the number of Conversion Shares and (y) conversion of the Series B Preferred in accordance with the provisions hereof.

         (F) NOTICE OF ADJUSTMENT. Whenever the number of Conversion Shares issuable upon the conversion of shares of Series B Preferred or the Conversion Price is adjusted as herein provided, the Corporation shall promptly mail by first class mail, postage prepaid, to each holder of shares of Series B Preferred a certificate provided by, at the discretion of such holder, an officer of the Corporation or a firm of independent public accountants selected by the Board of Directors of the Corporation (who may be the regular accountants employed by the Corporation) setting forth the number of Conversion Shares purchasable upon the conversion of shares of Series B Preferred and the Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         (G) NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section IV.2(b)(iv)(D), no adjustment in respect of any dividends declared or paid on the Common Stock shall be made prior to or upon the conversion of shares of Series B Preferred.

         (H) TAXES. The issuance of stock certificates on conversions of shares of Series B Preferred shall be made without charge to the holders thereof for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holders, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (I) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares or its issued shares held in its treasury, or both, for the purpose of effecting the conversion of shares of Series B Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion, exchange or exercise of outstanding securities of the Corporation convertible into or exchangeable or exercisable for any shares of the Common Stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of Common Stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

         (J) REGISTRATION OR APPROVAL. If any shares of Common Stock reserved or to be reserved for the purpose of conversion of shares of Series B Preferred require registration with or approval of any governmental authority under any federal or state law before such shares may be validly delivered upon conversion, including, without limitation, the Hart-Scott-Rodino Act, then the Corporation covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, at the Corporation's expense.

         (K) VALIDLY ISSUED, ETC. The Corporation covenants that all shares of Common Stock which may be delivered upon conversion of shares of Series B Preferred shall upon delivery be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue or delivery thereof.

         (L)    NOTICE.  In the event:

                           (1) that the  Corporation  shall pay any  dividend or
                make any distribution to the holders of shares of Common Stock otherwise than in cash charged against capital surplus, consolidated net earnings or retained earnings of the Corporation and its Subsidiaries; or

                           (2) that the Corporation shall offer for subscription
                or purchase, pro rata, to all of the holders of shares of Common Stock any additional shares of stock of any class or any securities convertible into or exchangeable for stock of any class; or

                           (3) of any  reclassification or change of outstanding
                shares of the class of Common Stock issuable upon the conversion of shares of Series B Preferred (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of any merger or consolidation of the Corporation with, or merger of the Corporation into, another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of Series B Preferred), or of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or of any other similar business combination transaction;

         then, and in any one or more of such events, the Corporation will give to the holders of shares of Series B Preferred written notice thereof at least 15 days prior to (A) the record date fixed with respect to any of the events specified in (1) and (2) above, and (B) the effective date of any of the events specified in (3) above. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         (M) SPECIFIC PERFORMANCE. The Corporation acknowledges that the failure of the Corporation to perform its obligations under this Section IV.2(b)(iv) will not be compensable by the payment of monetary damages and hereby waives any defense to a claim by the holders of shares of Series B Preferred that the provisions of this Section IV.2(b)(iv) be specifically enforced.

         (N) REGISTRATION RIGHTS. The Conversion Shares shall be deemed to be "Registrable Shares" subject to the terms of the Registration Rights Agreement between the Corporation and Interwest Group, Inc. dated as of May 29, 1996, as amended.

         (v)    COVENANTS.

         In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred, voting as a single class:

         (A) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred;

         (B) authorize or issue shares of any class or series of stock having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of the Series B Preferred;

         (C) authorize or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of the Series B Preferred;

         (D) reclassify any shares of capital stock of this Corporation into shares having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of any series of the Series B Preferred;

         (E) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through Subsidiaries (as defined in Section 425 of the Internal Revenue Code of 1986) or otherwise, of any shares of any class or series of Common Stock;

         (F) engage in any transaction or series of related transactions constituting a Liquidation Event;

         (G) declare or pay dividends on or make any distributions with respect to the Corporation's Common Stock;

         (H)    increase  or  decrease  the  authorized   number  of  shares  of
Preferred Stock; or

         (I) sell, lease, assign, transfer, convey or otherwise dispose of the securities of any Subsidiary.

FOURTH: In connection with the Articles of Amendment to the Corporation's Articles of Incorporation set forth herein, no change in the outstanding capital stock is being effected.

FIFTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, is as follows: NONE

SIXTH: The foregoing amendment was adopted by the Board of Directors without shareholder action, except for the consent of the holder of the Series A Preferred, which was obtained. No other shareholder action was required.

         Executed at Denver, Colorado this 11th day of August, 1999.

                       INTERNET COMMUNICATIONS CORPORATION


                 By:  /s/ JOHN M. COUZENS
                      --------------------------------------
                          John M. Couzens, President and CEO